UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2005

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

62 Fourth Avenue

               Waltham, Massachusetts    02451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 11, 2005, the Compensation Committee of the Board of Directors of NeuroMetrix, Inc. (the “Company”) determined the following compensation information for certain executive officers of the Company:  (1) cash bonus awards for 2004, (2) base salary levels for 2005 and (3) target cash bonuses for 2005.  This compensation information is as follows:

Name	Title	2004 Bonus	2005 Salary	2005 Target Bonus(1)
Shai N. Gozani, M.D., Ph.D.	Chairman, President and Chief Executive Officer	$125,000	$250,000	$125,000
Gary Gregory	Chief Operating Officer	$105,000	$235,000	$117,500
W. Bradford Smith	Chief Financial Officer	N/A	$220,000	$66,000
Nicholas J. Alessi	Director of Finance and Treasurer	$10,925	$114,713	N/A	(2)
Guy Daniello	Senior Vice President of Information Technology	$29,547	$165,375	$33,075
Michael Williams	Senior Vice President of Engineering	$56,640	$176,400	$35,280

(1)

The award of cash bonuses in 2005 will be determined by the Compensation Committee based on the executive officer’s and the Company’s achievement of a number of objective and subjective goals specifically established for each executive officer by the Compensation Committee.

(2)	As of March 11, 2005, Nicholas J. Alessi was no longer deemed to be an executive officer of the Company.

On March 11, 2005, the Board of Directors of the Company established the following compensation for the members of the Board, to be effective as of immediately following the 2005 annual meeting of stockholders of the Company:

The non-employee members of the Board, other than those affiliated with venture capital firms that were stockholders of the Company as of the effective date of the initial public offering of the Company (i.e., currently Charles E. Harris and William Laverack, Jr.), will receive annual cash compensation in the amount of $5,000 for service as a member of the Board, which will be paid following each annual meeting of the stockholders of the Company. In addition, these non-employee directors will receive the sum of $1,000 for each board or committee meeting that they attend, provided that they will not be entitled to additional compensation for attending committee meetings that occur on the same day as a board meeting at which they attend. This cash compensation will be in addition to any stock options or other equity compensation that the Company determines to grant to the directors on a case by case basis.  The non-employee members of the Board that are affiliated with venture capital firms that were stockholders of the Company as of the effective date of the initial public offering of the Company will not be compensated for serving as directors, although the Company will reimburse these directors for all reasonable out-of-pocket expenses incurred by them in attending board or committee meetings.  Dr. Gozani, the only employee member of the Board, will not be separately compensated for his service on the Board.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2005, Charles E. Harris notified NeuroMetrix, Inc. (the “Company”) that he would not be standing for re-election as a director of the Company when his term expired at the 2005 annual meeting of stockholders, and that he was resigning as a director immediately following that meeting.  Mr. Harris had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company thanks Mr. Harris for his dedicated service and valued contributions to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: March 17, 2005	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
Chairman, President and Chief Executive Officer